EXHIBIT 10.1

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (this “Agreement”) is made and entered into by and between Red Robin Gourmet Burgers, Inc., through its wholly-owned subsidiary, Red Robin International, Inc., a Nevada corporation (“Red Robin”), with offices located at 10000 East Geddes Ave., Suite 500, Englewood, CO 80112 and Christopher Meyer c/o C.A. Meyer Consulting LLC, a Florida limited liability company (“Contractor”), and is effective as of the “Effective Date” shown on Schedule A below.

1.            Services.

(a)               Red Robin hereby engages Contractor, and Contractor hereby accepts such engagement, as an independent contractor to provide certain services to Red Robin on the terms and conditions set forth in this Agreement.

(b)               Contractor shall provide to Red Robin the services set forth on Schedule A (the “Services”). All Services shall be provided by Christopher Meyer, except as otherwise approved by Red Robin.

(c)               Red Robin will not control the manner or means by which Contractor performs the Services.

(d)               Unless otherwise set forth in Schedule A, Contractor shall furnish, at its own expense, the equipment, supplies, and other materials used to perform the Services.

(e)               To the extent Contractor performs Services on Red Robin’s premises or using Red Robin’s equipment, Contractor shall comply with all applicable policies of Red Robin relating to business and office conduct, health and safety, and use of Red Robin’s facilities, supplies, information technology, equipment, networks, and other resources.

2.           Fees, Invoicing and Payment.

(a)               Fee. As full compensation for the Services and the rights granted to Red Robin in this Agreement, Red Robin shall pay Contractor the fees set forth in Schedule A (the “Fees”), payable as set forth in Schedule A. Contractors acknowledges that it will receive an IRS Form 1099-MISC from Red Robin, and that Contractor shall be solely responsible for all federal, state, and local taxes, as set out in Section 9(c).

(b)               Expenses. Red Robin agrees to reimburse Contractor for reasonable airfare, travel, and accommodation expenses so long as such expenses comply with Red Robin's travel policy attached as Schedule B. Contractor is otherwise solely responsible for any other travel or other costs or expenses incurred by Contractor in connection with the performance of the Services.

(c)               Invoicing and Payment. Contractor shall invoice Red Robin for the Fees and approved expenses in accordance with the payment schedule set forth in Schedule A. Red Robin will pay all undisputed Fees within 30 days after Red Robin’s receipt of the properly invoiced Fees. Contractor shall make commercially reasonable efforts to comply with Red Robin’s billing instructions.

3.           Confidentiality and Conduct. Red Robin may from time to time communicate to Contractor, or Contractor may otherwise gain access to, certain confidential financial, business, personnel, and/or technical information with respect to Red Robin’s operations, strategies, business plans, customers, employees and/or intellectual property including without limitation, all financial, debt and equity, sales, marketing, managerial and statistical information and any all trade secrets, customer lists, or pricing information (the “Information”). During and after the Term, Contractor shall treat all Information as confidential, whether or not so identified,

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and shall not disclose, or permit the disclosure of, any Information without the prior written consent of Red Robin. Contractor shall use the Information only for Red Robin’s benefit and only for the purpose of performing Contractor’s obligations under this Agreement. Contractor shall immediately notify Red Robin in the event it becomes aware of any loss or disclosure of any Information. Contractor acknowledges that Red Robin is publicly traded and in connection with Contractor’s provision of the Services, Red Robin may provide to Contractor with (and/or Contractor may have access to) certain material, non-public information, including, without limitation, confidential financial information. Contractor agrees that all such information shall be deemed as “Information” under this Agreement and subject to the terms of this Section 3. Contractor also acknowledges that federal and state securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such company and from disclosing it to others, which is also prohibited by Red Robin policy.

4.           Term And Termination. The term of this Agreement shall commence on the Effective Date and shall continue until the Expiration Date shown on Schedule A, unless earlier terminated in accordance with Section 5 (the “Term”). Any extension of the Term will be subject to mutual agreement of the parties in writing.

5.           Termination.

(a)               Contractor or Red Robin may terminate this Agreement without cause upon 30 calendar days prior written notice to the other party to this Agreement. In the event of termination pursuant to this clause, Red Robin shall pay Contractor on a pro-rata basis any Fees due and payable for any Services completed up to and including such date of termination.

(b)               Red Robin may terminate this Agreement, effective immediately, upon written notice to Contractor, if Contractor breaches this Agreement.

(c)               Upon expiration or termination of this Agreement for any reason, or at any other time upon Red Robin’s written request, Contractor shall promptly after such expiration or termination:

(i)               deliver to Red Robin all Deliverables (whether complete or incomplete) and all hardware, software, tools, equipment, or other materials provided for Contractor’s use by Red Robin;

(ii)              deliver to Red Robin all tangible documents and materials (and any copies) containing, reflecting, incorporating, or based on the Information;

(iii)             permanently erase all Information from Contractor’s computer systems; and

(iv)             certify in writing to Red Robin that Contractor have complied with the requirements of this clause.

6.           Representations and Warranties. Contractor represents and warrants to Red Robin that:

(a)               Contractor has the right to enter into this Agreement, to grant the rights granted herein and to perform fully all of Contractor’s obligations in this Agreement;

(b)               Contractor is entering into this Agreement with Red Robin and Contractor’s performance of the Services do not and will not conflict with or result in any breach or default under any other agreement to which Contractor are subject;

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(c)               Contractor has the required skill, experience, and qualifications to perform the Services, Contractor shall perform the Services in a professional and workmanlike manner in accordance with generally recognized industry standards for similar services and Contractor shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner;

(d)               Contractor shall perform the Services in compliance with all applicable federal, state, and local laws and regulations;

(e)               Contractor shall perform the Services in accordance with (and otherwise comply with) Red Robin's Insider Trading Policy attached hereto as Schedule C, Code of Ethics Policy attached hereto as Schedule D, and Social Media Policy attached hereto as Schedule E;

(f)                Red Robin will receive good and valid title to all Deliverables, free and clear of all encumbrances and liens of any kind; and

(g)               all Deliverables are and shall be Contractor’s original work (except for material in the public domain or provided by Red Robin) and do not and will not violate or infringe upon the Intellectual Property Right or any other right whatsoever of any person, firm, corporation, or other entity.

7.           Indemnification.

(a)               Contractor shall indemnify and hold harmless Red Robin and its current and former officers, trustees, board members, directors, shareholders, parents, affiliates, subsidiaries, divisions, partners, joint ventures, licensees, attorneys and employees, and the current and former officers, directors, shareholders, agents, attorneys and employees of any such parent, affiliate, subsidiary, division, partner, joint venturer, or licensee of Red Robin, and the heirs, executors, administrators, receivers, successors and assigns of all of the foregoing, from and against any and all claims, damages, losses, judgments, liens, penalties, interest, and expenses, including but not limited to attorneys’ fees, arising or alleged to arise or resulting from (i) Contractor’s performance or failure to perform any obligations under this Agreement; (ii) the inaccuracy of any representations or warranties of Contractor contained herein; (iii) the material breach of this Agreement by Contractor; (iv) any act, error or omission, including negligent acts and statutory violations, of Contractor; and (v) the payment or non-payment of any taxes relating to any monies paid to Contractor pursuant to this Agreement. The foregoing provisions, and all other liabilities of Contractor hereunder, shall survive the termination of this Agreement for any reason.

(b)               Red Robin agrees to indemnify, defend, and hold harmless Contractor from and against all third-party claims and lawsuits brought against Contractor (including reasonable legal fees) arising from third party claims related to Services provided by Contractor within the scope of and in accordance with this Agreement.

8.           Notices. All notices and billings shall be in writing and sent to the following address with a courtesy copy to the email addresses below:

To:         Sarah Mussetter

Chief Legal Officer

Red Robin Gourmet Burgers, Inc.

10000 E Geddes Ave., Suite 500

Englewood, CO 80112

(E: [***])

With a copy to: Humera Kassem

                         Chief People Officer

                         (E: [***])

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To:         Christopher Meyer

C.A. Meyer Consulting LLC

[***]

(E: [***])

9.           Independent Contractor Status.

(a)               The relationship of Contractor, on the one hand, and Red Robin, on the other hand, shall be that of independent contractors. Nothing in this Agreement or relationship between Contractor, on the one hand, and Red Robin, on the other hand, shall operate or be construed as creating the relationship of employer/employee, agent, partners, joint ventures or any other relationship whatsoever other than an independent-contractor relationship. Nothing in this Agreement shall be construed so as to create an employment relationship.

(b)               Contractor shall have no authority to, and shall not (i) act as an agent of Red Robin; (ii) contractually bind or obligate Red Robin in any way; (iii) represent or suggest to any third party that Contractor is an agent of Red Robin or that Contractor has the authority to contractually bind or obligate Red Robin; or (iv) provide any services to or on behalf of Red Robin other than pursuant to this Agreement.

(c)               Without limiting clause (a) and (b) above, Contractor will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by Red Robin to its employees, and Red Robin will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining workers’ compensation insurance on Contractor’s behalf. Contractor shall be responsible for all such taxes or contributions, including penalties and interest. Any persons employed or engaged by Contractor in connection with the performance of the Services shall be Contractor’s employees or contractors and Contractor shall be fully responsible for them to the same extent as if such actions or omissions were those of Contractor.

10.          Intellectual Property Rights.

(a)               Red Robin is and shall be, the sole and exclusive owner of all right, title, and interest throughout the world in and to all the results and proceeds of the Services performed under this Agreement (the “Deliverables”), including all patents, copyrights, trademarks, trade secrets, and other intellectual property rights (collectively “Intellectual Property Rights”) therein. Contractor agrees that the Deliverables are hereby deemed a “work made for hire” as defined in 17 U.S.C. § 101 for Red Robin. If, for any reason, any of the Deliverables do not constitute a “work made for hire,” you hereby irrevocably assign to Red Robin, in each case without additional consideration, all right, title, and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein.

(b)               Any assignment of copyrights under this Agreement includes all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as “moral rights” (collectively, “Moral Rights”). Contractor hereby irrevocably waive, to the extent permitted by applicable law, any and all claims you may now or hereafter have in any jurisdiction to any Moral Rights with respect to the Deliverables.

11.          General Provisions.

(a)               Survivability. Sections 3, 5, 6, 7, 8, 9, 10, and any other terms and conditions of this Agreement that by their sense and context are intended to survive after performance of the Services hereunder shall survive the termination or expiration of this Agreement.

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(b)               Non-Exclusive. Red Robin reserves the right to contract with any other Contractor for services provided herein and to solicit and hire applicants on its own behalf. Contractor may be engaged or employed in any other business, trade, profession, or other activity; provided, that, during the Term, Contractor shall not be engaged in any business activities that do or may compete with the business of Red Robin without Red Robin’s prior written consent.

(c)               Assignment. Contractor shall not assign any of its rights or obligations under this Agreement and shall not subcontract any of the services to be performed hereunder without Red Robin’s prior written consent.

(d)               Applicable Law. The laws of the state of Colorado shall govern the validity and construction of this Agreement. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the state of Colorado. Each party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal action, proceeding, cause of action, or counterclaim arising out of or relating to this Agreement, including any Exhibits attached to this Agreement, or the transactions contemplated hereby.

(e)               Attorney’s Fees. The prevailing party in any action brought to enforce or interpret this Agreement shall be entitled to recover its reasonable attorney’s fees from the losing party.

(f)                Entire Agreement; Modification. This Agreement, together with the schedules attached hereto, which are incorporated herein by this reference, constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. Except as expressly set forth herein, no modification, variation or amendment of this Agreement (including any schedule hereto) shall be effective unless made in writing and signed by both parties. Nothing in this Agreement shall be deemed to give any third party any claim or right of action against Contractor or Red Robin which does not otherwise exist without regard to this Agreement.

(g)               Severability; Non-Waiver. In the event that any of the terms, conditions or provisions of this Agreement are held to be illegal, unenforceable or invalid by any court of competent jurisdiction, the remaining terms, conditions or provisions hereof shall remain in full force and effect. The failure or delay of either party to enforce at any time any provision of this Agreement shall not constitute a waiver of such party’s right thereafter to enforce each and every provision of this Agreement.

(h)               Counterpart. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement may be executed and the signatures transmitted via facsimile or similar electronic transmission, which signature shall be effective as an original.

(i)                 Authority. Each of Contractor and Red Robin warrants and represents it has full power and authority to enter into and perform this Agreement, and the person signing this Agreement has been properly authorized and empowered to enter into this Agreement.

* * * * SIGNATURE PAGE AND SCHEDULES TO FOLLOW * * * *

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

Red Robin Gourmet Burgers, Inc.		Contractor:

By:	/s/ Dave Pace	By:	/s/ Christopher Meyer
	Dave Pace		Christopher Meyer
	Chief Executive Officer		C.A. Meyer Consulting LLC
	E: [***]		E: [***]

By:	/s/ Humera Kassem
Humera Kassem
Chief People Officer
E: [***]

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SCHEDULE A – SERVICES AND FEES

1.	Services and Equipment: Serve as Interim Chief Financial Officer (“Interim CFO”) of Red Robin Gourmet Burgers, Inc., as a non-employee independent contractor, reporting to Red Robin’s Chief Executive Officer (“CEO”) to perform the services and duties and to exercise the powers normally incident to the office of a public company chief financial officer and such other duties as may be prescribed by the Board of Directors of the Red Robin and/or the CEO, from time to time. Red Robin will provide a laptop to Contractor for performance of the Services during the Term of the Agreement.

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Fees and Payment Schedule:

◦ Weekly Rate: $20,000, subject to proration for any partial weekly periods.

◦ Hours per Week: Contractor acknowledges this role is more than a full-time commitment and shall devote substantially all of Contractor’s full-time efforts to perform the Services, which involving working hours beyond a typical workday and may also include working on nights, weekends, and holidays.

◦ Payment Schedule: Contractor will submit an invoice upon completion of each week.

3.	Effective Date: December 1, 2025

4.	Expiration Date: May 31, 2026 (unless earlier terminated or extended as provided herein).